Exhibit 10.1.11

INLAND NORTHWEST BANK

518 W. FRANCIS

SPOKANE, WASHINGTON

TABLE OF CONTENTS

1. PREMISES	3
1.1 Premises	3
2. TERM	3
2.1 Initial Term	3
2.2 Option To Extend Term	4
3. RENT	4
3.1 Minimum Monthly Rent	4
3.3 Surcharge	4
3.4 Prepaid Rent	4
3.5 Security Deposit	4
3.6 Additional Rent.	5
4. USE; LIMITATIONS ON USE	5
4.1 Use	5
4.2 LIMITATION ON USE	5
4.2.1 Absolute Use Restrictions	5
4.2.2 Intentionally Deleted	5
4.2.3 Compliance with Laws	5
4.2.4 Cancellation of Insurance; Increase in Insurance Rates	5
4.2.5 Waste; Nuisance	5
4.2.6 Hazardous Waste	6
4.2.7 Intentionally Deleted	6
4.2.8 Roof	6
4.2.9 Exterior of Premises	6
4.2.10 Overloading.	6
4.2.11 Warehousing	6
5. MAINTENANCE AND REPAIR OF PREMISES	6
5.1 Landlord’s Maintenance	6
5. 2 Tenant’s Maintenance	6
6. IMPROVEMENTS	7
6.1 Alterations, Additions and Improvements	7
6.2 New Building and Title to New Improvements	7
6.3 Title to Improvements	7
7. LIENS	7
8. TAXES: ASSESSMENTS	8
8.1 Personal Property Taxes	8
8.2 Real Property Taxes	8
8.2.1 Tenant To Pay All Taxes	8
8.2.2 Substitute and Additional Taxes	8
8.2.3 Real Property Tax Reduction	8
9. UTILITIES AND SERVICES	9
10. INSURANCE AND INDEMNITY; TENANT'S POSSESSION AT OWN RISK	9
10.1 Tenant’s Possession at Own Risk	9
10.2 Indemnities	9
10.3 Landlord’s Insurance	9
10.4 Tenant’s Insurance	9
10.4.1 General	9
10.4.2 Tenant’s Contractor’s Insurance	10
10.4.3 Other Tenant’s Insurance Matters	10
10.5 Waiver of Subrogation	10
11. DAMAGE AND DESTRUCTION	10
12. ASSIGNMENT AND SUBLETTING	11
12.1 Tenant’s Assignment or Sublease	11
12.2 Landlord’s Assignment	11
13. BANKRUPTCY	11
14. DEFAULT AND REMEDIES	11
14.1 Cumulative Remedies	11
14.2 Tenant’s Default	12
14.3 Landlord’s Default	13
14.4 Unavoidable Delay, Force Majeure	13
14.5 Landlord’s Right to Cure	13
14.6 Interest on Unpaid Rent	13
14.7 Costs and Attorney Fees	14
14.8 Non-Waiver, Accord, and Satisfaction	14
14.9 Remedies In The Event Of Bankruptcy Or Other Proceeding	14
15. EMINENT DOMAIN	15
16. SIGNS; ADVERTISING	15
17. LANDLORD’S ENTRY ON PREMISES	15
18. SUBORDINATION: OFFSET STATEMENT	15
19. SURRENDER OF PREMISES; HOLDING OVER	16
19.1 Surrender of Premises	16
19.2 Holding Over	16
20. MISCELLANEOUS PROVISIONS	16
20.1 General Provisions	16

20.1.1 Delivery of Notices	16
20.1.2 Short Form Lease	17
20.1.3 Where to Pay Rent	17
20.1.4 Time of Essence	17
20.1.5 Joint and Several Liability	17
20.1.6 Signature	17
20.1.7 Parties Bound by Lease	17
20.1.8 Authority	17
20.1.9 Brokers	17
20.1.10 Waiver of Jury Trial and Waiver of Right to Counterclaim	17
20.1.11 Attachments	17
20.1.12 Limitation of Landlord’s Liability	18
20.1.13 Negation of Partnership	18
20.1.14 Late Payment of Invoices	18
20.1.15 Survival	18
20.2.0 Interpretation of Lease	18
20.2.1 Section Headings for Convenience Only	18
20.2.2 Genders, Plurals and Illustrative Terms	18
20.2.3 Partial Invalidity	18
20.2.4 Canon of Construction	18
20.2.5 Entire Agreement	18
20.2.6 Governing Law	18

INLAND NORTHWEST BANK

518 W. FRANCIS

SPOKANE, WASHINGTON

THIS LEASE is made and entered into this 24th day of April, 2006, by and between HARLAN D. DOUGLASS and MAXINE H. DOUGLASS, husband and wife (“Landlord”) and INLAND NORTHWEST BANK, (“Tenant”).

W I T N E S S E T H:

WHEREAS, the effectiveness of this Lease is expressly conditioned upon Tenant securing both federal and state regulatory approval for a branch bank at the Premises, as hereinafter defined, no later than April 30, 2006. In the event Tenant is unable to secure such approval Tenant, in its sole discretion, may provide Landlord, Notice, as hereinafter defined, no later than April 30, 2006 stating that this contingency is not satisfied or waived and this Lease shall be terminated as of the date of said Notice. In the event Landlord does not receive the foregoing Notice prior to April 30, 2006 the foregoing contingency shall be deemed to be waived and this Lease shall be in full force and effect.

WHEREAS, the Premises is presently occupied under a lease (“Village Inn Lease”) dated March 16, 1975 between Landlord and Village Inn Pancake House, Inc., as amended;

WHEREAS, Tenant acknowledges receipt of the Village Inn Lease;

WHEREAS, upon the Commencement Date, as hereinafter defined, the Village Inn Lease shall be assigned to Tenant and Tenant shall be responsible for the termination of the Village Inn Lease and/or any further negotiations with the existing occupant. Tenant shall be entitled to any future rents from the Village Inn Lease; and

WHEREAS Landlord is the owner of the following described property:

Lot 15, EXCEPT the North 16 feet thereof, and all of Lots 16,17,18,19,20,21,22,23,24, and 25, Block 26, SPOKANE TERRACE ADDITION, as per plat recorded in Volume “I” of Plats, page 42, records of Spokane County;

INCLUDING that portion of vacated alley lying adjacent to and between Lots 16 through 25, inclusive, and the East Half of vacated alley adjacent to Lot 15;

EXCEPT that portion acquired by the State of Washington by decree of appropriation filed November 18, 1989, under Cause No. 88-201307-6; situate in the County of Spokane, State of Washington. Tax Parcel Number: 36304.2618

NOW, THEREFORE, in consideration of the rent, covenants and agreements set forth herein, Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the premises legally described above and more particularly described in Section 1.1, for the term, at the rental, and upon the covenants and conditions hereinbelow set forth.

1. PREMISES

1.1 Premises. The premises leased hereunder and covered by this Lease is commonly known as 518 W. Francis, Spokane, Washington 99205, and is legally described above (the “Premises”). The Premises has a frontage of approximately 272 feet and a depth of approximately 135 feet.

Tenant accepts the Premises after thoroughly having examined same, in their existing “as is” condition and state of repair and without any representation by or on behalf of Landlord or Landlord’s agent, without any warranties, expressed or implied and agrees that Landlord shall, under no circumstances, be liable for any latent, or other defects on the Premises including, by way of example only, the fitness of the Premises for Tenant’s intended use or the actual dimensions of the Premises.

2. TERM

2.1 Initial Term. The initial term of this Lease (“Initial Term”) shall be a period of 20 years beginning on May 1, 2006 (the “Commencement Date”) and expiring April 30, 2026 (the “Expiration Date”).

“Term” or “Term of this Lease” or “lease term” shall mean Initial Term and any Extended Term (as defined in Section 2.2) which may be exercised.

If Landlord shall be unable to deliver possession of the Premises to Tenant on the above Commencement Date, Landlord shall not be subject to any liability for the failure to give possession and such failure shall not affect the validity of this Lease or the obligations of Tenant hereunder, nor shall the same be construed in any way to extend the Initial Term. Notwithstanding anything herein to the contrary, if Landlord has not delivered possession on or before the date that is 12 months after the Commencement Date, then this Lease shall automatically terminate as of that later date (the “Drop-Dead Date”) and thereafter the parties shall have no further rights and/or obligations to each other except that Landlord shall return all funds deposited hereunder by Tenant within 5 days after the Drop-Dead Date. If Landlord’s failure to deliver possession on or before the Drop-Dead Date is due in whole or in part to circumstances of force majeure as set forth in Section 14.4 hereof, then the Drop-Dead Date shall be extended for an additional 3 months.

2.2 Option To Extend Term. Tenant shall have an option to extend the Initial Term for 4 separate, consecutive and additional terms (“Extended Term<s>”) each for a period of 5 years. All covenants and conditions of this Lease shall apply to the Extended Terms except for the Minimum Monthly Rent shall be adjusted as set forth in Section 3.1. Tenant’s rights under this Section are expressly conditioned that at the time of the exercise of the option, and at all times after the exercise of the option and prior to the commencement of such Extended Term, Tenant shall not be in default under the Lease unless the default is cured within the applicable cure period; and this condition may be waived by Landlord at its sole discretion and may not be used by Tenant as a means to negate the effectiveness of Tenant’s exercise of any option. The options shall be exercised, if at all, by Notice to Landlord at least 6 months, but not more than 1 year before expiration of the then current Term. If Tenant fails to give Notice within the required time period, all Tenant’s rights to extend this Lease shall become null and void.

Tenant shall have no other right to extend the Term beyond the 4th successive-5 year Extended Term.

The rights of Tenant under this Section are personal to Tenant and shall automatically terminate upon any assignment of this Lease or any sublease.

3. RENT

3.1 Minimum Monthly Rent. The minimum monthly rent (“Minimum Monthly Rent”) shall begin on May 1, 2006 (the “Rent Commencement Date”).

Beginning on the Rent Commencement Date, Tenant shall pay monthly to Landlord as Minimum Monthly Rent the following described sums:

During the period from May 1, 2006, through April 30, 2011, a monthly rental of $6,325.00;

During the period from May 1, 2011, through April 30, 2016, a monthly rental of $7,084.00;

During the period from May 1, 2016, through April 30, 2021, a monthly rental of $7,934.08; and

During the period from May 1, 2021, through April 30, 2026, a monthly rental of $8,886.12.

The Minimum Monthly Rent payable during the first 5 year Extended Term, from May 1, 2026 through April 30, 2031, shall be $9,952.51 per month.

The Minimum Monthly Rent payable during the second 5 year Extended Term, from May 1, 2031 through April 30, 2036, shall be $11,146.81 per month.

The Minimum Monthly Rent payable during the third 5 year Extended Term, from May 1, 2036 through April 30, 2041, shall be $12,484.43 per month.

The Minimum Monthly Rent payable during the fourth 5 year Extended Term, from May 1, 2041 through April 30, 2046, shall be $13,982.56 per month.

The Minimum Monthly Rent shall be payable in advance on or before the first day of each month commencing on the Rent Commencement Date and continuing during the Term without deduction, setoff, prior notice or demand. If the Initial Term commences on a day other than the first day of a calendar month, Tenant shall pay to Landlord on the Rent Commencement Date the Minimum Monthly Rent for the fractional part of the calendar month at the beginning of the Initial Term which shall be a proportionate part of the Minimum Monthly Rent for a full calendar month based upon a 30 day month.

3.2 Intentionally Deleted

3.3 Surcharge. Tenant acknowledges that late payment by Tenant to Landlord of the Minimum Monthly Rent, insurance costs, Real Property Taxes or any other sums due from Tenant hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord. Therefore, if any installment of Minimum Monthly Rent due from Tenant is not received by Landlord by the 1st day of each and every month, or any other sum required to be paid by Tenant to Landlord or others as provided for in this Lease, is not received when due, Tenant shall pay to Landlord an additional sum of 10% of the overdue amount. All payments are considered made on the date received by Landlord. All amounts payable by Tenant hereunder other than the Minimum Monthly Rent, and shall be due within 10 days after the date of Landlord’s invoice. The parties agree that this surcharge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any surcharge shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the other rights and remedies available to Landlord. The foregoing surcharge shall be waived twice during any calendar year provided that the surcharge shall not be waivedmore than 6 times during the term of this Lease.

3.4 Prepaid Rent. Upon Tenant’s execution of this Lease, Tenant shall pay $6,325.00 to Landlord, which shall be the Minimum Monthly Rent due for the first full month beginning after the Rent Commencement Date.

3.5 Security Deposit. Upon Tenant’s execution of this Lease, Tenant shall pay to Landlord the sum of $6,325.00.00 as security for the full and faithful performance by Tenant of each and every term, covenant, and condition of this Lease. If Tenant defaults in any of it obligations under this Lease, including but not limited to payment of any

Minimum Monthly Rent or Additional Rent, Landlord may use, apply, or retain the whole or any part of the security so deposited for the payment of any sum in default, or to cure Tenant’s default. If Tenant fully and faithfully complies with all the terms and conditions of this Lease, the security deposit then held by Landlord shall be returned to Tenant after expiration of the Term. Tenant shall not be entitled to any interest on the security deposit. If Landlord utilizes any of the security deposit in curing a default on the part of the Tenant, Tenant shall immediately pay Landlord the amount necessary to restore the security deposit to its original amount. If the Premises are conveyed by Landlord, the security deposit or any balance thereof may be turned over to Landlord’s grantee. Landlord shall thereupon be released from all liability with respect to the security deposit, and Tenant shall look solely to Landlord’s grantee for application or return. The security deposit is not an advance rental deposit, an advance payment of any other kind or a measure of Landlord’s damages in case of Tenant’s default. Landlord shall not be required to keep the security deposit separate from its general accounts.

3.6 Additional Rent. All amounts (“Additional Rent”) due to Landlord hereunder, other than Minimum Monthly Rent, comprising, without duplication, Real Property Taxes and insurance; and all other amounts hereafter becoming due and payable by Tenant to Landlord pursuant to any other Section of this Lease, shall be deemed Additional Rent and Landlord shall have all the same remedies for failure to pay Additional Rent as they have for failure to pay Minimum Monthly Rent.

4. USE; LIMITATIONS ON USE

4.1 Use. Subject to Section 4.2, Tenant shall use the Premises for a bank and for no other use without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld.

Tenant shall conduct its business at the Premises under the trade name of Inland Northwest Bank, which Tenant represents it is entitled to use pursuant to all applicable laws, or such other trade name Tenant is entitled to use.

Tenant acknowledges that its identity, skill, experience and reputation, the character of its business and use of the Premises are material considerations to Landlord’s entry into this Lease.

4.2 LIMITATION ON USE

4.2.1 Absolute Use Restrictions. In no event shall the Premises, or any part thereof, be used: (i) for an immoral, noxious or disruptive use; or (ii) for the purpose of an adult book store, adult theater, adult amusement facility, or any facility selling or displaying lewd, suggestive or pornographic materials or for any illegal or immoral purpose.

4.2.2 Intentionally Deleted.

4.2.3 Compliance with Laws. Tenant shall, at its sole cost and expense, promptly comply and shall cause the Premises to comply with a) all governmental statutes, laws, rules, order, regulations and ordinances affecting any part of the Premises, or the use thereof, now or hereafter in effect and applicable to the Premises, including without limitation, (i) those which require making any structural, unforeseen or extraordinary changes, and (ii) Title III of the Americans with Disabilities Act of 1990 (“ADA”). Tenant shall not do or permit to be done in or about the Premises, or bring into, keep, or permit to be brought into or kept in the Premises, anything which directly or indirectly is forbidden by law, ordinance or governmental or municipal regulation or order, or by any rules, orders or regulations of the applicable Board of Fire Underwriters. Tenant shall at all times comply with all rules and regulations of the National Board of Fire Underwriters, Landlord’s casualty insurer(s) and other applicable insurance rating organizations, or other bodies exercising similar functions in connection with the prevention of fire or the correction of hazardous conditions which apply to the Premises, or which may be dangerous to life, limb or property. Tenant shall, at its own expense, make any such improvements, repairs, or installations as may be necessary to satisfy the provisions of this paragraph.

Within 10 days after receipt, Landlord and Tenant shall advise the other party in writing, and provide the other party with copies of (as applicable), of any notices or claims alleging violation of the ADA or any other governmental requirement relating to any portion of the Premises.

4.2.4 Cancellation of Insurance; Increase in Insurance Rates. Tenant shall not do, bring or keep anything in or about the Premises that will cause a cancellation of any insurance covering the Premises. If the rate of any insurance carried by Landlord is increased as a result of Tenant’s activities, Tenant shall pay to Landlord a sum equal to such increase in the premium within 10 days after Landlord delivers to Tenant a statement from Landlord’s insurance carrier stating that such portion of the increase was caused by an activity of Tenant.

4.2.5 Waste; Nuisance. Tenant shall use, maintain and occupy the Premises in a careful, safe and proper manner. Tenant shall not allow any pets, animals, birds, or reptiles in the Premises at any time.

Tenant shall not use the Premises in any manner that will constitute a waste, nuisance, or unreasonable annoyance (including, without limitation; the use of loudspeakers or sound or light apparatus that can be heard or seen outside the building(s) on the Premises or uses that would cause or permit odors which, in Landlord’s sole opinion, are objectionable, to emanate or to be dispelled from the Premises), to owners or occupants of adjacent properties or Landlord.

Except for restaurant tenants, no cooking shall be done or permitted in the Premises. However, Underwriter’s Laboratory approved equipment and microwave ovens may be used in the Premises for reheating cooked food and brewing tea, coffee, hot chocolate, and similar beverages for employees and visitors of Tenant; provided that such use is in accordance with all applicable laws, and regulations; and provided further that such reheating and brewing does not, in the Landlord’s judgment, result in odors of any kind escaping from the Premises.

Any and all exterior trash and garbage facilities of Tenant shall be located in such location as Landlord may designate.

4.2.6 Hazardous Waste. Tenant will not cause nor permit any activities on the Premises which directly or indirectly could result in the Premises or any other property becoming contaminated with any Hazardous Substance. For purposes of this Lease, the term “Hazardous Substance” means any substance, waste or material defined or designated as dangerous, hazardous, toxic or radioactive, or other similar term, by any applicable federal, state or local statute, regulation or ordinance now or hereafter in effect, including, without limitation, the Federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; Superfund Amendments and Reauthorization Act, 42 U.S.C. Section 9601 et seq.; Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; and Resource Conservation and Recovery Act, 42 U.S.C. Section 9601 et seq.; and the regulations promulgated thereunder. Tenant shall indemnify, defend and hold Landlord harmless from all claims, damages, expenses (including attorneys’ fees), arising directly or indirectly in connection with the Premises, or any other property becoming contaminated with a Hazardous Substance, including, without limitation, the clean up of Hazardous Substances from the Premises. The foregoing shall survive any termination or expiration of this Lease.

4.2.7 Intentionally Deleted.

4.2.8 Roof. The roof on the building(s) on the Premises shall not be used for any purpose by Tenant, except to the extent necessary for Tenant to maintain, repair or replace: (a) any HVAC equipment originally installed on the roof by Landlord; or (b) any equipment belonging to Tenant which was installed with the prior written approval of Landlord. If Tenant has received written approval from Landlord to install roof equipment on the building(s), such equipment shall be of a low-silhouette type and Tenant shall not cause or permit any roof equipment to exceed sight-line heights. Under no circumstances shall Tenant be allowed to penetrate the roof skin on the building(s).

4.2.9 Exterior of Premises. Tenant shall not install any awning, canopy or other projection of any kind over or around the windows, entrances, or exterior of the on the building(s) on the Premises without the prior written approval of Landlord; and only such window coverings as are approved by Landlord shall be used in the Premises. Tenant shall not attach any item to the exterior of the building(s) on the Premises without the prior written approval of Landlord.

4.2.10 Overloading. Tenant shall not do anything in or about the building(s) on the Premises that could cause damage to the Premises. The Premises shall not be overloaded with heavy articles which would exceed the load which the floor was designed to carry. No machinery, apparatus, or other appliance shall be used or operated in or on the Premises that could in any manner injure, vibrate or shake the building(s) on the Premises.

4.2.11 Warehousing. Except for occasional emergency transfers of merchandise, Tenant shall warehouse, store and/or stock on the Premises only such goods, wares and merchandise as Tenant intends to offer for sale at retail from the Premises.

5. MAINTENANCE AND REPAIR OF PREMISES

5.1 Landlord’s Maintenance. Subject to Article 11, Landlord shall be responsible for repairs, maintenance and replacements of the building(s) on the Premises to the foundation(s), bearing and the structural portion of the exterior walls (excluding windows, doors, and exterior painting), and the structural portion of the roof.

Notwithstanding the other provisions of this Section 5.1, Tenant shall immediately pay to Landlord the cost of repairing any damage caused by Tenant, its agents, employees or invitees to the Premises.

Notwithstanding anything to the contrary contained in this Lease, Landlord shall not be liable to Tenant for failure to perform its obligations under this Section 5.1 unless Tenant has previously notified Landlord, in writing, of such failure and Landlord has failed to cure such default within a reasonable period of time following receipt of Tenant’s written notification.

Notwithstanding anything to the contrary contained in this Section 5.1, in the event Tenant elects, as provided for under Section 6.2, to raze the existing building on the Premises and construct a new building, then Landlord shall have no obligations under this Section 5.1.

5.2 Tenant’s Maintenance. Except as provided in Section 5.1 and Article 11: (a) Tenant, at its sole cost and expense, shall make any and all repairs and replacements to the Premises and shall maintain the Premises in good order and condition; and (b) Landlord shall have no responsibility to make any repairs, maintenance, improvements, alterations or replacement whatsoever upon the Premises during the Term.

Tenant shall contract with a qualified service company acceptable to Landlord for the quarterly maintenance of, and any repairs to or replacement of, any HVAC system exclusively serving the Premises. Tenant shall furnish a copy of the maintenance contract (and any subsequent contract) to Landlord for approval prior to execution thereof. All roofing work necessitated by Tenant’s maintenance, repair or replacement of the HVAC system shall be performed at Tenant’s expense, by Landlord’s roofing contractor and shall strictly conform to the roofing specifications for the building on the Premises.

If Tenant fails to perform its obligations under this Section 5.2 to the satisfaction of Landlord as soon as possible after written demand, Landlord may perform such work without liability for damage to Tenant’s merchandise, fixtures, or other property or to Tenant’s business by reason thereof, and upon completion thereof, Tenant shall pay Landlord for the costs incurred in such work plus 20% for overhead, upon presentation of the bill therefore. Any reservation of a right by Landlord to enter upon the Premises and to make or perform any maintenance, repairs, alterations, or other work in, to, or about the Premises which, in the first instance, is the Tenant’s obligation pursuant to the Lease, shall not be deemed to: a) impose any obligation on Landlord to do so; b) render Landlord liable to Tenant or any third party for the failure to do so; or c) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in the Lease.

6. IMPROVEMENTS

6.1 Alterations, Additions and Improvements. Tenant shall not make any alterations, additions or improvements to the Premises without Landlord’s prior written consent. Any and all alterations, additions and improvements shall be constructed: (1) at Tenant’s sole cost by licensed and bonded contractors acceptable to Landlord; (2) in conformity with plans and specification approved by Landlord; (3) in conformity with applicable building codes and all other necessary or advisable permits and licenses; copies of which shall be furnished to Landlord before work commences; and (4) in a good and workmanlike manner and diligently prosecuted to completion. Tenant shall reimburse Landlord for all costs and expenses (including without limitation architects’ and/or engineers’ fees) incurred by Landlord in approving or disapproving Tenant’s alterations, additions or improvements. Any work not acceptable to any governmental authority or agency having or exercising jurisdiction over such work, or not reasonably satisfactory to Landlord, shall be promptly replaced and corrected at Tenant’s expense. Notwithstanding any failure to object to any such work, Landlord shall have no responsibility or liability with respect thereto.

Any and all alterations, additions and improvements when made shall be deemed to have attached to the freehold and to inure to the benefit of Landlord and shall remain on and be surrendered with the Premises on expiration or sooner termination of the Term without compensation to Tenant; provided, however, if within 1 year after the expiration or sooner termination of this Lease, Landlord so elects (“Election Right”) by Notice to Tenant, Tenant shall promptly remove all such alterations, additions or improvements designated in said Notice and shall repair any damage occasioned by the original installation or removal and shall restore the Premises to a condition substantially the same as existed prior to the alterations, additions or improvements (“Restoration Work”). The Election Right shall survive the expiration or sooner termination of the Term. Landlord may retain Tenant’s security deposit after the expiration or sooner termination of the Term until Landlord elects to either a) retain such alterations, additions or improvements or b) have Tenant remove such alterations, additions or improvements and Tenant has fully performed the Restoration Work. The retention or application of such security deposit by Landlord pursuant to this Section does not constitute a limitation on or waiver of Landlord’s right to seek further remedy under law or equity. If Tenant fails to perform the Restoration Work within 30 days after Tenant’s receipt of Landlord’s Election Right notice, Landlord may perform same without Notice to Tenant and charge Tenant all expenses associated with such Restoration Work and may apply the security deposit toward the payment of such costs. In no event shall there be any mezzanines in the Premises.

6.2 New Building and Title to New Improvements. Subject to all other provisions of this Lease Landlord consents to Tenant razing the existing building and onsite improvements on the Premises provided that Tenant replaces the existing building and onsite improvements with a new bank building (of not less than 3,000 square feet of ground floor area) and onsite improvements within 12 months of the date of razing.

Tenant shall not raze the existing building on the Premises until such time as Landlord has approved the plans and specifications for the new building and onsite improvements.

6.3 Title to Improvements. All foundations, buildings, developments, landscaping, and other Tenant Improvements of every kind and nature that are constructed on the Premises by Tenant as permitted under Section 6.2 and any and all alterations, additions or improvements made by Tenant pursuant to the provisions of Section 6.1 shall be the property of Tenant during, and only during, the continuance of the Term and no longer. At all times during the Term, said Tenant Improvements and said alterations, additions or improvements that are owned by Tenant shall not be conveyed, transferred or assigned unless such conveyance, transfer, or assignment shall be to a person or corporation or other entity to whom this Lease is being transferred or assigned simultaneously therewith, and at all such times the holder of the leasehold interest of Tenant under this Lease shall be the owner of said Tenant Improvements and said alterations, additions, or improvements. Any attempted conveyance, transfer or assignment of the Tenant Improvements and said alterations, additions or improvements, whether voluntarily or by operation of law or otherwise, to any person, corporation, or other entity, shall be void and of no effect whatever unless such conveyance, transfer, or assignment shall be to a person, corporation, or other entity to whom this Lease is being transferred or assigned simultaneously therewith in compliance with the provisions hereof. Similarly, any attempted transfer or assignment of the leasehold interest of Tenant under this Lease shall be void and of no effect whatever unless such transfer or assignment shall be to a person, corporation or other entity to whom said Tenant Improvements and said alterations, additions or improvements are being conveyed, transferred or assigned simultaneously therewith.

Upon any termination of this Lease, whether by reason of the normal expiration of the Term, by reason of the provisions hereof, or by reason of any other cause whatsoever, all of Tenant’s right, title and interest to said Tenant Improvements and said alterations, additions or improvements shall cease and terminate and title to said Tenant Improvements and said alterations, additions or improvements shall vest in Landlord, without compensation to Tenant, and said Tenant Improvements and said alterations, additions and improvements shall be surrendered with the Premises by Tenant to Landlord.

7. LIENS

No work performed by or at the request of Tenant pursuant to this Lease, shall be deemed to be for the immediate use or benefit of Landlord and no mechanic’s or other lien shall be allowed against the estate of Landlord by reason of any consent given by Landlord to Tenant to repair or improve the Premises. Tenant shall place such contractual provisions as Landlord may request in all contracts and subcontracts for Tenant’s work assuring Landlord that no mechanic’s liens will be asserted against Landlord’s interest in the Premises. Said contracts and subcontracts shall provide, among other things, the following: Notwithstanding anything in said contracts or subcontracts to the contrary, Tenant’s contractors, subcontractors, suppliers and materialmen (hereinafter collectively referred to as “Contractors”) will perform the work and furnish the required materials on the sole credit of Tenant; that no lien for labor or materials will be filed or claimed by the Contractors against Landlord’s interest in the Premises or other land if Landlord owns property adjacent to the Premises; that the Contractors will immediately discharge any such lien filed by any of the Contractor’s suppliers, laborers, materialmen or subcontractors; and that the Contractors will indemnify and save Landlord harmless from any and all costs and expenses, including reasonable attorneys’ fees, suffered or incurred as a result of any lien against Landlord’s interest that may be filed or claimed in connection with or arising out of work undertaken by the Contractors. Tenant shall pay promptly all persons furnishing labor or materials with respect to any work performed by Tenant or its Contractors on or about the Premises. If any mechanic’s or other liens are filed due to work performed or materials furnished, or alleged to have been performed or furnished, to Tenant or to anyone holding the Premises through or under Tenant, regardless of whether any such lien is asserted against the interest of Landlord or Tenant, Tenant shall immediately cause the same to be discharged of record or bonded to the satisfaction of Landlord. If Tenant fails to do so, then, in addition to any other right or remedy of Landlord, Landlord may bond or discharge the same by paying the amount claimed to be due, and the amount so paid by Landlord, including any attorney’s fees incurred by Landlord together with interest thereon at 18%, shall be immediately due and payable to Landlord, as Additional Rent.

8. TAXES: ASSESSMENTS

8.1 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, license fees, and other charges that are levied and assessed against Tenant’s personal property installed or located in, on, or about the Premises during the Term.

8.2 Real Property Taxes.

8.2.1 Tenant To Pay All Taxes. Tenant shall pay to Landlord, as Additional Rent, any and all real estate taxes, ad valorem taxes, assessments, surcharges and municipal or government charges, general and special, ordinary and extraordinary, of every kind and nature whatsoever (“Real Property Taxes”) which may be levied, imposed or assessed during any fiscal tax year which occurs wholly or partially during the Term against all or part of the land, buildings and other real property improvements of the Premises.

If any general or special assessment is levied and assessed, Landlord may elect to either pay the assessment in full or use the installment payment method as authorized by the appropriate levying authority. If Landlord pays the assessment in full, Tenant shall pay to Landlord each time a payment of Real Property Taxes is made a sum equal to that which would have been payable (as both principal and interest) had Landlord used the optional installment payment method.

Each year Landlord shall furnish Tenant with a copy of the tax bill. Tenant shall pay Landlord for the Real Property Taxes, semi-annually not later than 10 days after Tenant’s receipt of Landlord’s invoice. The Real Property Taxes shall be prorated on the basis of a 365-day year to account for any fractional portion of a calendar year included in the Term at its commencement and expiration.

At any time during the Term, Landlord may elect to require the Real Property Taxes be paid by Tenant in equal monthly installments in such amounts as are periodically estimated by Landlord, each such installment being due on the first day of each calendar month. At least once each year Landlord will notify Tenant of the amount of Real Property Taxes for the prior 12 months compared to Tenant’s estimated payments. Within 10 days after receipt of Landlord’s Notice, Tenant shall pay to Landlord any deficiency and any overpayment shall be credited to Tenant’s account or paid to Tenant if the adjustment occurs after the end of the Term. The failure of Landlord to provide such Notice within the time prescribed above shall not relieve Tenant of any of its obligations hereunder. Notwithstanding the foregoing, if Landlord is required under law to pay Real Property Taxes in advance, Tenant agrees to pay Landlord, upon commencement of the Term, an amount equal to Tenant’s proportionate share of Real Property Taxes for the entire tax year in which the Term commences, and in such event, at the termination of this Lease, Tenant shall be entitled to a refund of Real Property Taxes paid which are attributable to a period after this Lease expires.

If Tenant is required to pay Real Property Taxes or public charges directly to the taxing authority or public entity and if Tenant defaults in those payments, Landlord may, in addition to all other remedies, pay the same together with any penalties and interest, and the amount paid by Landlord shall be reimbursed by Tenant to Landlord within 5 days of demand, together with the surcharge as provided for in Section 3.3 and interest thereon, at the rate of 18% per annum.

8.2.2 Substitute and Additional Taxes. If at any time during the Term any federal, state, county or city authority having jurisdiction, or any political subdivision thereof, or any school, agricultural, lighting, drainage or other improvement or special assessment district thereof, or any other political entity or public or quasi-public corporation levies or assesses, a tax, fee or excise on (1) rents, (2) the square footage of the Premises or any part thereof, (3) the act of entering into this Lease, or (4) the occupancy of Tenant, or levies or assesses against Landlord any other tax, fee, or excise, however described, including, without limitation, a so-called value-added tax, as a direct substitution in whole or in part for, or in addition to, any Real Property Taxes, Tenant shall pay before delinquency that tax, fee, or excise, except Tenant shall not be required to pay any state or federal income taxes of Landlord, or any inheritance, or transfer taxes of Landlord.

8.2.3 Real Property Tax Reduction. If Landlord contests any Real Property Taxes, Tenant agrees to provide Landlord with all reasonable assistance in such contest including joining in any signing of pleadings. If Landlord receives a reduction of any Real Property Taxes included in Tenant’s Real Property Tax payment, within 30 days Landlord shall pay Tenant’s Share of such reduction, after deduction of Landlord’s out-of-pocket costs, if any, of obtaining such reduction, to Tenant. If such reduction of Real Property Taxes is applicable to the following year’s Real Property Taxes then Tenant shall pay Landlord, Landlord’s out-of-pocket expenses in securing such Real Property Tax reduction.

9. UTILITIES AND SERVICES

Tenant shall make all arrangements for and pay before delinquency all utilities and services used upon or furnished to the Premises including, without limitation, gas, electricity, water, sewer, transit, telephone service, trash collection, and for all connection charges, together with any taxes thereon.

10. INSURANCE AND INDEMNITY; TENANT’S POSSESSION AT OWN RISK

10.1 Tenant’s Possession at Own Risk. All personal property of every kind and description located in, upon or about the Premises shall be there at Tenant’s sole risk, or at the risk of those claiming through Tenant, and neither Landlord nor its agents shall be liable for damage to said property or for any loss suffered by Tenant caused by the condition, state of repair or use of the Premises or any part thereof, or by the action or omission of any other person on or about the Premises, or any water or other liquid from any source whatsoever, or by the bursting, overflowing, or leaking of sewer pipes, or by the plumbing, heating or air conditioning equipment, or by electric wires, gas or odors, or caused in any other manner whatsoever, except that Landlord shall be liable to Tenant for damage to Tenant resulting from the gross negligence or willful misconduct of Landlord.

10.2 Indemnities. Tenant shall indemnify, defend, and hold Landlord and its employees and agents harmless from any and all loss, damage, claim or expense (including attorneys’ fees and costs) arising from (i) any occurrence in, upon or about the Premises, (ii) Tenant’s use or occupancy of the Premises or the conduct of its business, (iii) any activity permitted or suffered by Tenant in, or about the Premises, (iv) breach by Tenant of this Lease, or (v) any act or omission of Tenant, its agents, employees, or invitees in, or about the Premises. The foregoing indemnification shall survive any termination or expiration of this Lease.

Notwithstanding anything to the contrary contained in this Lease, where damage to property or persons results from the concurrent negligence of (a) Landlord or Landlord’s agents or employees, and (b) Tenant or Tenant’s agents or employees and where the incident arises in connection with the construction, maintenance, repair or alteration of real property, then the foregoing indemnity shall not be enforceable with regard to the portion of the damage caused by the indemnified party or its agents or employees.

10.3 Landlord’s Insurance. Landlord shall maintain on the Premises fire insurance to its full replacement value, including, at Landlord’s option, endorsements for extended coverage, vandalism and malicious mischief, special extended perils (all risk), earthquake, loss of rental, operation of building laws, inflation and any other perils Landlord deems necessary (“Hazard Insurance”).

The insurance policy shall be issued in the names of Landlord and Landlord’s lender, as their interests appear, and the loss, if any, under such policy shall be payable to Landlord and Landlord’s lender.

Tenant shall pay Landlord for the Hazard Insurance costs (including any deductible or other costs required to be paid by Landlord) no later than 10 days after Tenant receives Landlord’s invoice. The insurance costs shall be prorated on the basis of a 365 day year to account for any fractional portion of an insurance policy year included in the Term at its commencement and expiration.

Landlord may at any time elect to require Tenant to pay the Hazard Insurance costs in estimated monthly installments in such amounts as are periodically established by Landlord, and each installment shall be due on the first day of each calendar month. Within 120 days or such reasonable time (in Landlord’s determination) after the end of each such 12 month period, Landlord shall deliver to Tenant a statement of insurance costs for the prior 12 month period. Any overpayment or deficiency in Tenant’s payment of such insurance costs shall be adjusted between Landlord and Tenant, and Tenant shall pay Landlord or Landlord shall credit Tenant’s account (or, if such adjustment is at the end of the Term, Landlord shall pay Tenant), as the case may be, within 10 days of receipt of such statement, such amounts as may be necessary to effect such adjustment.

Landlord may elect at any time and from time to time during the Term to self-insure the coverage(s) described above. During any period that Landlord elects to self-insure, Tenant shall pay Landlord for Tenant’s estimated insurance costs which would have been paid if Landlord had not elected to self-insure.

10.4 Tenant’s Insurance.

10.4.1 General. Tenant, at its cost and expense, shall procure and maintain at all times during the Term and at all times when Tenant is in possession of the Premises, commercial general liability insurance with a combined single liability limit of not less than $2,000,000 naming Landlord, Harlan D. Douglass and Maxine H. Douglass, husband and wife, Landlord’s lender, including the lender named in Section 20.1.1 hereof, and Landlord’s managing agent, and such other persons or entities having an insurable interest in the Premises as Landlord may designate as additional named insureds, and the policy shall contain cross liability endorsements and shall insure against any and all claims, arising from or related to the ownership, use, occupancy of the Premises, the sidewalks immediately adjacent and contiguous to the Premises and/or the operation of the Tenant’s business. If Tenant’s use of the Premises includes the sale of, the serving of or the consumption of alcohol, Tenant’s commercial general liability insurance shall contain a liquor liability endorsement with a combined single limit of not less than $1,000,000. Tenant shall also maintain replacement cost insurance on its personal property including all inventory, furniture and fixtures, and as long as this Lease is in effect, the proceeds from any such policy shall be used by Tenant only for the repair or replacement of such items.

Not more frequently than each 2 years, if, in the reasonable opinion of Landlord or of Landlord’s lender, the amount of commercial general liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord or Landlord’s lender.

The commercial general liability insurance policy shall (i) provide for contractual liability coverage with respect to the indemnity provisions contained in Section 10.2, (ii) provide for severability of interests, and (iii) provide that no act or omission of one of the insureds or additional insureds shall void or reduce coverage as to the other insureds or additional insureds.

Tenant, at its cost, shall further procure and maintain Worker’s Compensation Insurance and Employer’s Liability Insurance with a limit of no less than the amount and in form required by law.

10.4.2 Tenant’s Contractor’s Insurance. Tenant shall require any contractor performing work for it on the Premises to carry and maintain, at no expense to Landlord: a) comprehensive general liability insurance, including contractor’s liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement and contractor’s protective liability coverage, to afford protection, with respect to personal injury, death or property damage of not less than $1,000,000 per occurrence, combined single limit/$2,000,000 aggregate; b) comprehensive automobile liability insurance with limits for each occurrence of not less than $1,000,000 with respect to personal injury or death and $500,000 with respect to property damage; and c) Worker’s Compensation or similar insurance in form and amounts required by law.

10.4.3 Other Tenant’s Insurance Matters. All the insurance required of Tenant under this Lease shall: 1) be issued by insurance companies authorized to do business in the state of Washington, holding a general policy holder’s rating (“Best Rating”) of at least a “A” or better and be assigned a financial size category of at least “Class XI” or better as rated in the most recent edition of “Best’s Key Rating Guide” for insurance companies; 2) contain an endorsement requiring 30 days written notice from the insurance company to both parties and Landlord’s lender before cancellation, non-renewal or change in the coverage, scope or amount of any policy; and 3) be written as primary policies, not contributing with and not supplemental to the coverage that Landlord may carry.

Tenant shall furnish its insurance carriers with a copy of this Lease to insure proper coverage.

Each policy, or a certificate of the policy, together with evidence of payment of premiums, shall be deposited with the Landlord at the Commencement Date, and renewal policies shall be deposited with Landlord not less than 20 days before expiration of the policy.

If Tenant fails to perform any of its obligations under this Section 10.4, Landlord may perform the same and the cost thereof shall be payable upon Landlord’s demand.

Landlord makes no representations that the types or amounts of coverage required to be carried by Tenant pursuant to this Section 10.4 are adequate to protect Tenant. If Tenant believes that any of such insurance coverage is inadequate, Tenant will obtain, at Tenant’s sole cost and expense, such additional insurance coverage as Tenant deems appropriate.

10.5 Waiver of Subrogation. Landlord and Tenant mutually release the other from any and all liability or responsibility (to the other or anyone claiming through or under them by way of subrogation or otherwise) for any loss or damage to property covered by the insurance policies as required to be carried by the parties under this Lease or any other insurance actually carried by such party, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it and do hereby mutually waive all rights of subrogation in favor of any insurance carrier against the other arising out of any such loss or damage; provided, however, that the foregoing releases and waivers do not invalidate any policy of insurance of the parties hereto now or hereafter issued, it being stipulated by the parties hereto that such release and waiver shall not apply in any case which would result in the invalidation of any such policy of insurance. Each party shall notify the other if such party’s insurance would be so invalidated.

11. DAMAGE AND DESTRUCTION

If the Premises is damaged or destroyed by fire or other casualty, Tenant shall give immediate Notice thereof to Landlord.

If the Premises is partially or totally damaged or destroyed, Tenant is not in default beyond the applicable cure period, Tenant has not vacated or abandoned the Premises, and if adequate insurance proceeds are made available to Landlord for such repairs, Landlord shall proceed forthwith to repair or restore such damage, unless Landlord elects to terminate this Lease as hereinafter provided.

If more than 25% of the building on the Premises is damaged or destroyed by fire or other casualty (regardless of the extent of the damage to the Premises) or if the building is damaged or destroyed by an uninsured casualty, then, Landlord may, either (i) repair the damage, or (ii) terminate this Lease by 30 days Notice to Tenant given within 45 days of the date of notification of the destruction or damage. Unless Landlord elects to terminate this Lease, this Lease shall remain in full force and effect.

The Minimum Monthly Rent for the Premises shall continue unabated.

If Landlord elects to repair or rebuild, Landlord’s obligation shall be limited to the basic building, store front and interior work constructed at Landlord’s expense, and Tenant, at its sole cost and expense, shall forthwith replace or fully repair its leasehold improvements and all its exterior signs, trade fixtures, equipment, display cases and other improvements installed by the Tenant.

If the Lease is canceled by reason of such damage or destruction, any insurance proceeds for damage to the Premises and Tenant’s leasehold improvements, whether obtained by Tenant or Landlord, shall belong to Landlord, free and clear of any claims by Tenant.

If the parking area is damaged by any casualty to such an extent as to render the same untenable in whole or in a substantial part thereof, then Landlord, at its option, may terminate this Lease by giving Notice to the Tenant not later than 90 days after the date of such damage.

If the Premises is damaged during the last two years of the Term, or if the cost of restoration exceeds 20% of the cost to replace the building and related improvements on the Premises, Landlord may elect by Notice to Tenant within 45 days after receiving Notice of the casualty to either repair the damage in accordance with the provisions of this Section or terminate the Lease.

12. ASSIGNMENT AND SUBLETTING

12.1. Tenant’s Assignment or Sublease. Tenant shall not: (i) allow or permit any assignment, conveyance or transfer of this Lease or any interest under it; (ii) allow or permit any lien upon Tenant’s interest in the Lease, voluntarily or by operation of law; (iii) enter into license or concession agreements for all or portions of the Premises; (iv) sublet the Premises or any part thereof; or (v) permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant (each, a “transfer”) without first obtaining, in each instance, the prior written consent of the Landlord, which consent shall not be unreasonably withheld. Provided the original Tenant under this Lease is occupying the Premises, then Landlord hereby consents to Tenant subleasing space within the Premises while Tenant continues to occupy the remainder of the Premises.

If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or liquidation and any change in the ownership of, or power to vote, the majority of its outstanding voting stock, or if Tenant is a partnership, then the cumulative transfer of more than 40% of the partnership interests, however accomplished, and whether in a single transaction or in a series of transactions, shall constitute a transfer for the purpose of this Section requiring Landlord’s prior written consent in each instance.

Tenant’s request for consent to a transfer shall include a written statement of the details of the proposed transfer, including the name, address, business, intended use of the Premises, financial condition of the prospective transferee, financial details of the proposed transfer, a copy of the proposed transfer documents and any other information Landlord deems relevant. At any time within 30 days after Landlord’s receipt of the foregoing information, Landlord shall have the right to (1) withhold consent, or (2) grant consent, subject to the terms and provisions of this Lease, provided that Landlord may require that the Minimum Monthly Rent be increased to reflect the fair market rental value of the Premises at the time of transfer.

Landlord (may withhold consent in its sole and absolute discretion or may condition its consent to any transfer) shall not be deemed to have unreasonably withheld consent if: (i) the liquidity and net worth of the proposed transferee is less than the greater of Tenant’s immediately prior to the transfer or as of the Commencement Date; (ii) the proposed use of the Premises by the transferee is materially different than Tenant’s use; (iii) the proposed transferee does not have a demonstrated merchandising capability equal to or greater than Tenant; or (iv) Tenant is in default under this Lease. Landlord shall have no obligation (but shall have the right) to accept such rent and other charges from any assignee or subtenant.

Notwithstanding any transfer permitted herein, Tenant hereof shall not be released from the payment and performance of its obligations under this Lease and shall remain directly and primarily liable under this Lease. Any attempted transfer without Landlord’s prior written consent shall be void and of no force or effect. Tenant agrees to pay Landlord for Landlord’s out-of-pocket costs, including attorneys’ fees, incurred in conjunction with the processing and documentation of any such requested transfer. Landlord shall not be obligated to consider any request by Tenant to consent to any proposed transfer unless each request by Tenant is accompanied by a nonrefundable fee of $1,000 to compensate Landlord for general overhead involved in reviewing Tenant’s request. All transfers shall be by instruments satisfactory to Landlord executed by the transferor and the transferee, whereby any transferee assumes and agrees to be bound by and perform all of Tenant’s obligations under this Lease. One original duplicate of such instrument shall be delivered to Landlord within 5 days of its signing. Any transfer shall be subject in all respects to the terms and conditions of this Lease. Any permitted sublease of all or any part of the Premises must contain a waiver of claims against Landlord by the subtenant and require the subtenant’s insurer to issue waiver of subrogation rights endorsements to all policies of insurance carried in connection with the Premises or the contents thereof. All waivers shall be in form and substance acceptable to Landlord.

Landlord’s consent to one transfer will not waive the requirement of obtaining the Landlord’s consent to any subsequent transfer.

12.2 Landlord’s Assignment. Landlord shall have the right to transfer and assign, in full or in part, all its rights and obligations hereunder and upon the transferee’s assumption of Landlord’s obligations hereunder (any such transferee to have the benefit of the provisions hereof), no further liability or obligation shall thereafter accrue against the transferor.

13. BANKRUPTCY

Any of the following is a breach of this Lease: (i) Tenant making an assignment for the benefit of creditors; (ii) Tenant filing a voluntary petition under any bankruptcy act or under any other law for the relief of debtors; (iii) if an involuntary petition is filed against Tenant under any such law and is not dismissed within 60 days after filing; (iv) if a receiver is appointed for the property of Tenant and is not discharged or removed within 60 days; or (v) if any department of any government or any officer thereof shall take possession of the business or property of Tenant.

14. DEFAULT AND REMEDIES

14.1 Cumulative Remedies. All rights and remedies of the Landlord hereunder are cumulative, and shall not exclude any other rights or remedies herein specified or otherwise allowed at law or in equity, and the exercise or beginning of the exercise by Landlord of any one or more of its rights or remedies will not preclude the simultaneous or later exercise by Landlord of any other rights or remedies.

14.2 Tenant’s Default. If Tenant (i) fails to pay any amount due hereunder within 10 days after Notice from Landlord, or (ii) abandons or vacates the Premises (which shall be construed to mean Tenant shall not have conducted its business in the Premises for a period of time exceeding 30 days), or (iii) fails to observe or perform any of the other terms contained herein, and if such default continues for a period of 30 days after Notice (provided that if the nature of the default is such that it cannot be cured within 30 days, then Tenant shall be granted a reasonable amount of additional time to cure said default so long as Tenant shall commence the curing of the default within such 30 day period and shall thereafter diligently prosecute the curing of same), then Landlord may, at its option, terminate this Lease and upon such termination Tenant shall immediately quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided.

Notwithstanding anything to the contrary in this Article 14, if Tenant defaults in the performance of any obligation under this Lease, 2 or more times in any 12 month period or more than 4 times during the Term, then notwithstanding the fact that such defaults have been cured by Tenant, any further similar default shall be deemed a default without the ability to cure.

For each Notice of default given to Tenant, Tenant, in order to clear said default, shall pay to Landlord the sum of $150.00 (subject to increase, by Landlord at its discretion, over the Term), for the preparation of said Notice, due and payable by Tenant with the next due installment of Minimum Monthly Rent.

If this Lease shall be terminated as herein provided, Landlord shall have the following rights:

(1) To reenter the Premises then or at any time thereafter and remove all persons and property and possess the Premises, without prejudice to any other remedies Landlord may have by reason of Tenant’s default or of such termination and Tenant shall have no further claim hereunder;

(2) To remove, at Tenant’s sole risk, any and all personal property in the Premises and place such personal property in a public or private warehouse or elsewhere at the sole cost and expense and in the name of Tenant. Any such warehouser shall have all of the rights and remedies provided by law against Tenant as owner of such property. If Tenant does not pay the cost of such storage within 30 days, Landlord may sell any or all such property at a public or private sale in such manner and at such times and places as Landlord deems proper, without Notice to or demand upon Tenant, with the proceeds of such sale to be applied to the cost of such sale and to the payment of charges for storage and to the payment of any other sums of money which may then be due from Tenant to Landlord hereunder. Tenant waives all claims for damages caused by Landlord’s removal, storage or sale of the property and shall indemnify and hold Landlord free and harmless from and against any and all loss, cost and damage, including without limitation court costs and attorneys’ fees. Tenant hereby irrevocably appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, with all rights and powers necessary to effectuate the provisions of this right; and

(3) To recover all damages incurred by Landlord by reason of the default, including without limitation, for Minimum Monthly Rent and Additional Rent that were earned but unpaid at the time of termination and for damages equal to the loss of net rental and other amounts that would have been owing by Tenant for the balance of the Term. Landlord shall apply the proceeds of any reletting first to the payment of expenses incurred by Landlord in recovering possession of the Premises, and removing persons and property therefrom, and in putting the same into good order and condition or preparing the same for reletting (including alterations for a replacement tenant), all costs, including without limitation brokerage commissions and advertising costs in reletting the Premises plus any other expense, including without limitation attorneys’ fees, court costs and accounting and auditing expenses, necessary to compensate Landlord for all detriment caused by Tenant’s failure to perform its obligations under this Lease; and then to Tenant’s obligation to pay rental and/or damages for loss of rental. Any such reletting may be for the remainder of the Term or for a longer or shorter period. If, in connection with any reletting, the new lease term extends beyond the existing Term, or the Premises covered by such new lease include other premises not part of the Premises, a fair apportionment of the rent received from such reletting and the expenses incurred in connection with such reletting as provided in this Article 14 will be made in determining the net proceeds from such reletting, and any rent concessions will be equally apportioned over the term of the new lease. In any case, whether or not the Premises, or any part thereof, be relet, Tenant shall pay to Landlord the rent and all other charges required to be paid by Tenant up to the time of such termination of this Lease and thereafter, Tenant agrees to pay the equivalent of the amount of all rent reserved herein and all other charges required to be paid by Tenant, less the net proceeds of reletting, if any. Such damages shall be due and payable by Tenant monthly as the amount thereof is ascertained by Landlord, and Landlord, from time to time, may bring an action therefor as such monthly deficiencies arise.

Alternatively, Landlord is entitled to recover from Tenant, as damages for loss of the bargain and not as a penalty, an aggregate sum, which at the time of such termination, represents:

(a) the rent owed by Tenant to Landlord under the Lease that was earned but unpaid at the time of termination;

(b) the excess of the aggregate Minimum Monthly Rent payable by Tenant that would have accrued for the balance of the Term after the date of termination over the aggregate Minimum Monthly Rental value of the Premises (such rental value to be computed on the basis of a tenant paying not only a rent to Landlord for the use and occupation of the Premises but also Additional Rent owed under the terms of this Lease) for the balance of the Term, discounted to present value at the discount rate of the New York Federal Reserve Bank plus 1% on the date of termination of this Lease;

(c) lost Minimum Monthly Rent and Additional Rent due hereunder for the period it is estimated to take Landlord to relet the Premises;

(d) all costs incurred by Landlord in retaking possession of the Premises and restoring them to good order and condition;

(e) all costs, including without limitation brokerage commissions, advertising costs and restoration and remodeling costs, incurred by Landlord in reletting the Premises; plus

(f) any other amount, including without limitation attorneys’ fees, court costs and accounting and audit expenses, necessary to compensate Landlord for all detriment caused by Tenant’s default.

No re-entry or taking possession of the Premises shall be construed as an election to terminate this Lease unless such election is affirmatively made in writing by Landlord or is decreed by a court of competent jurisdiction.

14.3 Landlord’s Default. Landlord shall not be in default unless Landlord fails to perform Landlord’s obligations within a reasonable time, but in no event less than 30 days after Notice from Tenant to Landlord and Landlord’s lender whose name and address shall have theretofore been furnished to Tenant in writing, specifying the default, provided, however, that if the nature of Landlord’s obligation is such that more than 30 days are required for the cure, then Landlord shall not be in default if Landlord or it’s lender commences performance within such 30-day period and thereafter diligently prosecutes the same to completion. Tenant further agrees not to invoke any of its remedies under this Lease unless and until it has sent to Landlord and any such lender a second Notice giving Landlord and lender an additional 15 days to cure or commence curing the default.

If Tenant asserts that the Landlord has unreasonably withheld or delayed Landlord’s consent or approval in violation of this Lease, Tenant’s sole remedy shall be an action for specific performance or injunction. Tenant shall not be entitled to any money damages for such violation nor shall Tenant claim or assert any claim for any money damages in any action or by way of set off, defense or counterclaim and Tenant hereby specifically waives the right to any money damages or other remedies.

Any claim or defense by Tenant that arises out of this Lease or the negotiations that preceded this Lease shall be barred unless Tenant commences an action thereon, or interposes a defense by reason thereof, within 6 months after the date of the inaction, omission, event, or action that gave rise to such claim, demand, right, or defense. Tenant acknowledges and understands, after having consulted with its legal counsel, that the purpose of this paragraph is to shorten the period within which Tenant would otherwise have to raise such claims or defenses under applicable laws.

14.4 Unavoidable Delay, Force Majeure. Landlord’s failure to perform any of its obligations under this Lease, they shall be excused if due to causes beyond the reasonable control of Landlord, including but not restricted to, strike, lockout, labor dispute, inability to obtain labor or materials or reasonable substitutes therefore, act of God, present or future governmental restrictions, regulation or control, insurrection, sabotage, fire or other casualty, determination of insurance and condemnation claims, act of Tenant or other reason of a like nature not the fault of Landlord. In such event the period for the performance of such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section 14.4 shall not include the financial inability to perform and shall in no event operate to excuse the Tenant from any of the following: (a) the satisfaction or waiver of a contingency; (b) the exercise of a right, such as an option; or (c) the prompt payments of amounts payable by Tenant to Landlord or others.

14.5 Landlord’s Right to Cure. If Tenant fails to perform any of Tenant’s material obligations under this Lease within 30 days after Notice (or such shorter time as is appropriate in the event of an emergency), Landlord may, without waiving of such default or releasing Tenant from any obligations under this Lease, cure the default, as Landlord deems reasonable. All costs incurred by Landlord in connection with such cure shall be payable to Landlord within 10 days after Tenant’s receipt of Landlord’s statement of account thereon. Any reservation of a right by Landlord to enter upon the Premises and to cure the default which in the first instance is Tenant’s obligation pursuant to this Lease, shall not be deemed to: (1) impose an obligation on Landlord to do so; (2) render Landlord liable to Tenant or any third party for failure to do so; or (3) relieve Tenant from any obligation to indemnify Landlord as otherwise provided elsewhere in this Lease.

14.6 Interest on Unpaid Rent. All amounts payable by Tenant to Landlord pursuant to this Lease other than Minimum Monthly Rent, including, without limitation, Real Property Taxes, and Hazard Insurance costs, shall be deemed “Additional Rent” and Landlord shall have all remedies for failure to pay Additional Rent as Landlord has for failure to pay Minimum Monthly Rent. Minimum Monthly Rent and Additional Rent are collectively referred to herein as “rent”. If any Minimum Monthly Rent or Additional Rent is not received by Landlord on or before the date it is due, such amounts shall bear interest at 18% per annum until the amount due and the accrued interest are fully paid. If Tenant fails to make any payments to third parties in accordance with this Lease as and when those payments to third parties are due (such as personal property tax payments to the taxing authority, payment of the premium for Tenant’s liability insurance to its carrier, payment of utility bills, etc.), Landlord shall have the right to cure that default by making the required payment plus any penalties and interest thereon and any amounts so paid by Landlord shall bear interest as specified above. Payment of interest by Tenant shall not excuse any default by Tenant.

14.7 Costs and Attorney Fees. If any notice of default is given or any action is brought under this Lease to recover any rent due hereunder, or any other sum payable by Tenant, or for breach of any provision of this Lease, or if either Landlord or Tenant commences, engages in, or threaten to commence or engage in any legal action or proceeding against the other party (including litigation or arbitration) arising out of or in connection with this Lease or the Premises (including (a) the enforcement or interpretation of either parties rights or obligations under this Lease, whether in contract tort or both or (b) the declarations of any rights or obligations under this Lease) the prevailing party shall be awarded attorneys’ fees together with any costs and expenses incurred in any such action or proceeding, including attorneys’ fees, costs and expenses incurred on collection and on appeal against the losing party. Landlord and Tenant hereby agree that jurisdiction and venue for any suit shall properly lie in Spokane County, State of Washington.

If Landlord employs an attorney or seeks legal advice in connection with a matter described in Article 13, all such legal costs incurred shall be payable by Tenant within 10 days after receipt of the invoice. Such legal costs shall include, without limitation, review of any and all notices, schedules, or petitions concerning the case; attendance at creditors meetings; negotiations with debtor or debtor’s counsel; preparation and filing of any and all notices, motions, objections, or any other pleadings in connection with the cause on behalf of Landlord’s participation in any hearing regarding any matters of any nature in which the Landlord believes its rights may be affected.

14.8 Non-Waiver, Accord, and Satisfaction. No failure of Landlord to insist upon the strict performance of any provision of this Lease shall be construed as depriving Landlord of the right to insist on strict performance of such provision or any other provision in the future. No custom or practice which may develop between the parties in the administration of the terms hereof shall be construed to waive or lessen Landlord’s right to insist upon performance by Tenant in strict accordance with such terms. No waiver by Landlord of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by Landlord.

No acceptance by Landlord of partial rent or of any other partial payment from Tenant after any default by Tenant shall constitute a waiver of any such default or any other default. No payment by Tenant or receipt by Landlord or its agents of a lesser amount than the rent stipulated shall be deemed to be other than on account of the rent stipulated nor shall an endorsement or statement on any check or any letter accompanying any check or payment of rent be deemed an accord and satisfaction. Landlord or its agents may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy hereunder.

Consent by Landlord in any one instance shall not dispense with necessity of consent by Landlord in any other instance.

14.9 Remedies In The Event Of Bankruptcy Or Other Proceeding. Anything contained herein to the contrary notwithstanding, if termination of this Lease shall be stayed by order of any court having jurisdiction over any proceeding described in Article 13 or by federal or state statute, then, following the expiration of any such stay, or if Tenant or Tenant as debtor-in possession or the trustee appointed in any such proceeding (being collectively referred to as “Tenant” only for the purposes of this Section 14.9) shall fail to assume Tenant’s obligations under this Lease within the period prescribed therefore by law or within 15 days after entry of the order for relief or as may be allowed by the court, or if Tenant shall fail to provide adequate protection of Landlord’s right, title and interest in and to the Premises or adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, Landlord, to the extent permitted by law or by leave of court having jurisdiction over such proceeding, shall have the right, at its election, to terminate this Lease on 15 days Notice to Tenant and upon the expiration of said 15 day period of this Lease shall cease and expire as aforesaid and Tenant shall immediately quit and surrender the Premises as aforesaid. Upon the termination of this Lease as provided above, Landlord, without Notice, may reenter and repossess the Premises using such force for that purpose as may be necessary without being liable to indictment, prosecution or damages therefor and may dispossess Tenant by summary proceedings or otherwise.

For the purposes of the preceding paragraph, adequate protection of Landlord’s right, title and interest in and to the Premises, and adequate assurance of the complete and continuous future performance of Tenant’s obligations under this Lease, shall include, without limitation, the following requirements: a) that Tenant comply with all of its obligations under this Lease; b) that Tenant pay to Landlord, on the first day of each month occurring subsequent to the entry of such order, or the effective date of such stay, a sum equal to the amount by which the Premises diminished in value during the immediately preceding monthly period, but, in no event, an amount which is less than the aggregate rent payable for such monthly period; c) that Tenant continue to use the Premises in the manner originally required by this Lease; d) that Landlord be permitted to supervise the performance of Tenant’s obligations under this Lease; e) that Tenant pay to Landlord within 15 days after entry of such order or the effective date of such stay, as partial adequate protection against future diminution in value of the Premises and adequate assurances of the complete and continuous future performance of Tenant’s obligations under this Lease, an additional security deposit in an amount acceptable to Landlord; f) that Tenant has and will continue to have unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease; g) that if Tenant assumes this Lease and proposes to assign the same (pursuant to Title 11 U.S.C. S365, or as the same may be amended) to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to such court having competent jurisdiction over Tenant’s estate, then Notice of such proposed assignment, setting forth (x) the name and address of such person, (y) all of the terms and conditions of such offer, and (z) the adequate assurance to be provided Landlord to assure such person’s future performance under this Lease, including, without limitation, the assurances referred to in Title 11 U.S.C. S365(b)(3), as it may be amended, shall be given to Landlord by Tenant no later than 15 days after receipt by Tenant of such offer, but in any event no later than 30 days prior to the date that Tenant shall make application to such court for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by Notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept, or to cause Landlord’s designee to accept, an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person less any brokerage commissions which may be payable out of this consideration to be paid by such person for the assignment of this Lease; and h) that if Tenant assumes this Lease and proposes to assign the same, and Landlord does not exercise its option pursuant to subsection g) above in this paragraph, Tenant hereby agrees that: i) such assignee shall have a net worth of not less than the net worth of Tenant as of the Commencement Date, or such Tenant’s obligations under this Lease shall be unconditionally guaranteed by a person having a net worth equal to Tenant’s net worth as of the Term Commencement Date; ii) such assignee shall not use the Premises except subject to all the restrictions contained in this Lease; iii) such assignee shall assume in writing all of the terms, covenants and conditions of this Lease including, without limitation, all of such terms, covenants and conditions respecting the permitted use and payment of Minimum Monthly Rent and all Additional Rent and such assignee shall provide Landlord with assurances satisfactory to Landlord that it has the experience in operating stores having the same or substantially similar uses as the permitted use, sufficient to enable it so to comply with the terms, covenants and conditions of this Lease and successfully operate the Premises for the permitted use; iv) such assignee shall indemnify Landlord against, and pay to Landlord that amount of, any payments which Landlord may be obligated to make to any mortgagee by virtue of such assignment; v) such assignee shall pay to Landlord an amount equal to the unamortized portion of any construction allowance made to Tenant; and vi) if such assignee makes any payment to Tenant, or for Tenant’s account, for the right to assume this Lease (including, without limitation, any lump sum payment, installment payment or payment in the nature of rent over and above the rent payable under this Lease), Tenant shall pay over to Landlord one-half of any such payment, less any amount paid to Landlord pursuant to clause (v) above on account of any construction allowance.

15. EMINENT DOMAIN

If the whole or substantially the whole of the building, or Premises shall be condemned or taken in any manner for any public or quasi-public use or purpose, including any purchase or other acquisition in lieu of condemnation, this Lease shall terminate as of the date of taking of possession by the condemnor. If a portion of the Premises is condemned or conveyed in lieu thereof, Landlord may, by Notice to Tenant, terminate this Lease as of the date of the taking of possession for such use or purpose. If Landlord does not elect to terminate this Lease, then as to any portion of the building on the Premises not so taken or condemned, the Minimum Monthly Rent shall be reduced pro-rata in accordance with the floor area of the building which may be so condemned or taken, if any. Landlord shall, at its expense, proceed with reasonable diligence to repair, alter and restore the remaining part of the Premises to substantially their former condition to the extent reasonably feasible. Landlord shall be entitled to receive the entire award in any condemnation proceeding, including any award for the value of any unexpired Term, and Tenant shall have no claim against Landlord or against the proceeds of the condemnation (and Tenant shall also execute and deliver to Landlord such documents, in recordable form, as Landlord may require to confirm the same) except that Tenant shall have the right to claim and recover from the condemning authority compensation for Tenant’s moving expenses, business interruption or taking of Tenant’s personal property (not including Tenant’s leasehold interest); provided that such damages may be claimed only if they are separately awarded and do not reduce the damages recoverable by Landlord.

16. SIGNS; ADVERTISING

Tenant shall not place any signs, advertisement, names, insignia, trademarks, descriptive material, or any other similar item on the glass panes or supports of the windows of the building, the doors, or the exterior walls or roof of the building on the Premises or on the Premises, without Landlord’s prior written consent, except that Tenant may install its trade name sign on the building facia within the strip sign area of a size, shape, type and color as approved by Landlord. Tenant shall comply with all applicable laws in connection with its signs.

The placement, construction and maintenance of any and all approved signs shall be at the sole cost and expense of Tenant, and upon termination of this Lease, Tenant, at its sole cost and expense, shall remove all signs, and repair all damage caused by the installation or removal of said signs.

Tenant shall not place, construct, or maintain in or on the Premises any televisions, searchlights, flashing lights, radios, loudspeakers, phonographs, or other similar visual or audio media which may be visible or audible outside the Premises.

17. LANDLORD’S ENTRY ON PREMISES

Landlord, its agents and employees shall have the right to enter the Premises at any time in an emergency and otherwise at reasonable times during normal business hours for any of the following purposes: (1) to determine whether the Premises are in good condition and whether Tenant is complying with its obligations under this Lease; (2) to serve or post any Notices required by this Lease; (3) to post “for lease” signs during the last six months of the Term or during any period while Tenant is in default; (4) to show the Premises to prospective brokers, lenders, agents, buyers or tenants; and (5) to do any necessary maintenance, repair or replacement or to make improvements as Landlord may deem necessary or desirable.

18. SUBORDINATION: OFFSET STATEMENT

This Lease and all rights of Tenant shall be subordinate to any present or future encumbrance, including deed of trust, mortgage, or other written security device affecting the Premises (each, an “Encumbrance”). Tenant shall attorn to any transferee following foreclosure of an Encumbrance or transfer in lieu thereof and recognize such transferee as Landlord under this Lease. If requested by Landlord, Tenant will execute such instruments as may be reasonably necessary to evidence such attornment. Tenant shall, upon written demand, execute, acknowledge and deliver to Landlord, without expense to Landlord, any and all instruments requested by Landlord to subordinate this Lease and all rights of Tenant hereunder, to any such Encumbrances or to acknowledge Tenant’s attornment.

From time to time, Tenant will execute, acknowledge and deliver to Landlord, within 10 days after request (which 10 day period is not subject to any cure periods otherwise provided for under this Lease), an estoppel certificate in Landlord’s form stating: (1) that this Lease is in full force and effect and whether there have been any modifications; (2) the date to which rental and other sums are paid in advance; (3) that no Notice of default has been received which has not been cured, except as specified; and (4) such other requested matters. Such certificate may be conclusively relied upon by any prospective purchaser or lender. Tenant’s failure to deliver such certificate within the specified time shall constitute a default under this Lease, and Tenant shall pay to Landlord as liquidated damages (and in addition to all other remedies available to Landlord) an amount equal to $50.00 per day for each day that Tenant fails to so deliver such certificate to Landlord after the expiration of such 10 day period. In addition if Tenant fails to execute any such instrument within said 10 day period, Tenant irrevocably appoints Landlord as its attorney in fact, in Tenant’s name to execute such instrument. Landlord’s estoppel certificate shall not estop Landlord from thereafter asserting its rights and remedies regarding any default existing on or before the date on which Landlord executes such estoppel certificate of which Landlord did not have actual knowledge on the date of execution thereof.

Tenant represents to Landlord and any purchaser or encumbrancer of the Premises that the information contained in the financial statements delivered by Tenant in connection with this Lease are true and accurate as of the date thereof. Within 30 days of receipt of Landlord’s written request, Tenant shall deliver to Landlord and any prospective purchaser or lender of the Premises, Tenant’s then current financial statements, including balance sheets, profit and loss statements and tax returns for the prior fiscal year. All financial statements shall be confidential and shall be used only for the foregoing purposes.

If any lender requires, as a condition to the financing, any modification of the terms or conditions of this Lease, Tenant shall execute such modification or amendment, provided such modification shall not: (1) increase the rent or Tenant’s share of any costs; (2) reduce or lengthen the Term; or (3) materially interfere with Tenant’s use or occupancy of the Premises. It is hereby agreed that the following modifications shall be deemed reasonable modifications: (i) Notice—any change(s) to the notice provisions of this Lease which require Tenant to give Notice of any default by Landlord to the lender; or (ii) Default—any changes to the default provisions of this Lease which permit the lender to cure any defaults by Landlord together with the granting of such additional time to cure as may be required for lender to get possession of the Premises. If Tenant refuses to execute any of the foregoing requested modifications within 10 days after receipt, Landlord, at it’s sole option, shall have the right by 15 days Notice, to either (i) terminate this Lease, or (ii) execute any instrument for and on behalf of Tenant as its attorney-in-fact. In acknowledgment thereof, Tenant hereby appoints Landlord as its irrevocable attorney-in-fact solely to execute any instruments required to carry out the intent of this Article on behalf of Tenant. If Landlord elects to terminate this Lease, Landlord shall refund any unearned rental or security deposit and neither party shall have any further liability under this Lease.

19. SURRENDER OF PREMISES; HOLDING OVER

19.1 Surrender of Premises. Tenant shall surrender possession of the Premises and all Tenant’s improvements, additions and alterations, other than those that Landlord has demanded Tenant to remove in accordance with Article 6, to Landlord upon expiration of this Lease, or upon its earlier termination, broom clean and in good condition and repair. Tenant’s surrender of the Premises upon expiration of the Term shall be without the necessity of any Notice from Landlord, and Tenant hereby waives Notice to vacate the Premises. If Tenant fails to surrender the Premises as requested, Tenant will be liable to Landlord for any and all damages incurred by Landlord as a result, and Tenant will indemnify Landlord against all claims and demands made by any succeeding tenants and/or brokers against Landlord based on delay by Landlord in delivering possession of the Premises to such succeeding tenant or owner. In addition, Tenant shall pay to Landlord, during any period that it shall refuse to surrender possession of the Premises to Landlord Minimum Monthly Rent at the rate specified Section 19.2 together with all Additional Rent due hereunder.

Any personal property left in, on or about the Premises after the expiration of this Lease will be deemed conclusively to have been abandoned and may be removed, stored, sold, destroyed or otherwise disposed of by Landlord without Notice to Tenant or any other person and without obligation to account for them; and Tenant will pay Landlord for all expenses incurred in connection with such property, including, but not limited to, the cost of repairing any damage to the Premises caused by the removal of such property.

19.2 Holding Over. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, such possession by Tenant shall be deemed to be a month-to-month tenancy terminable on 30 days Notice given at any time by either party. This Section shall survive expiration or early termination of the Lease.

All provisions of this Lease except those pertaining to Term shall apply to the month-to-month tenancy, except that Minimum Monthly Rent shall be immediately increased to an amount equal to 200% of the then prevailing Minimum Monthly Rent on the date of the expiration or earlier termination of the Lease.

20. MISCELLANEOUS PROVISIONS

20.1. General Provisions

20.1.1 Delivery of Notices. All notices, demands, statements, and requests (collectively “Notice”) required or permitted to be given under this Lease must only be given or served be in writing and shall be deemed to have been properly given or served only by one of the following: (i) on the date of personal service upon the party to whom the Notice is addressed; (ii) 3 days after the Notice is postmarked by the United States Post Office, provided it is sent prepaid, registered or certified mail, return receipt requested; (iii) on the date the Notice is delivered by a reputable professional courier service (including Federal Express, Express Mail, Emery Airborne, DHL or similar operation) to the address of the party to whom it is directed, provided it is sent prepaid, return receipt requested or the date of refusal to accept delivery; or

(iv) the date sent by facsimile (so long as the sender receives electronic confirmation of delivery and a paper copy of the Notice, including the electronic confirmation, is sent by one of the other means permitted hereunder on the next business day). Notice to the party to whom such service is to be given shall be at the following addresses:

Landlord:	Harlan D. & Maxine H. Douglass	Tenant:	Inland Northwest Bank
	East 815 Rosewood		Attention: Randy Fewel
	Spokane, Washington 99208		421 W. Riverside Ste #113
Spokane, Washington
Business: (509)462-3600
Lender: None			Cell: (509)220-9848
Fax: (509)742-6669

Each party shall have the right from time to time and at any time, upon at least 10 days prior Notice thereof in accordance with the provisions hereof, to change its respective address and to specify any other addresses within the United States of America; provided, however, notwithstanding anything herein contained to the contrary, in order for the Notice of address change to be effective it must actually be delivered. Refusal to accept delivery of a Notice or the inability to deliver a Notice because of an address change which was not properly communicated shall not defeat or delay the giving of a Notice.

Notices of changes of any of the foregoing addresses may be delivered or mailed from time to time in the same manner as any other Notice hereunder; and, irrespective of the foregoing, all Notices and demands to the Tenant under the provisions of this Lease may, at Landlord’s option, be posted on the Premises or delivered to any person then occupying the same, or delivered personally to any one or more of the Tenants wherever found, and when so posted or delivered shall be deemed sufficiently given and delivered hereunder.

20.1.2 Short Form Lease. Tenant agrees, upon the request of Landlord, to execute a short form hereof for purpose of recordation and to re-execute this Lease at any time. Neither this Lease nor any affidavit of other instrument or memorandum of the same shall be recorded by Tenant without the prior written consent of the Landlord.

20.1.3 Where to Pay Rent. All rent hereunder shall be paid to Landlord at their foregoing address or at such other addresses as Landlord may, from time-to-time designate in writing.

20.1.4 Time of Essence. Time is of the essence of each provision of this Lease.

20.1.5 Joint and Several Liability. If two or more individuals or entities (or any combination thereof) shall sign this Lease as Tenant, the liability of each shall be deemed to be joint and several and Notices to any one of them shall constitute Notice to all of them.

20.1.6 Signature. This Lease is submitted to Tenant on the understanding that it will not be considered an offer and will not bind Landlord in any way until (a) Tenant has duly executed and delivered triplicate originals to Landlord and (b) Landlord has executed and delivered 1 of such originals to Tenant.

20.1.7 Parties Bound by Lease. Subject to Article 12, this Lease shall be binding upon and inure to the benefit of the parties hereto, and their, heirs, executors, administrators, successors and lawful assigns.

20.1.8 Authority. If Tenant is a corporation, a limited partnership, or a limited liability company, each person signing this Lease on behalf of Tenant represents and warrants that: (1) the entity is duly formed and is in good standing; (2) they have full authority to do so; and (3) that this Lease binds such entity. Upon execution of this Lease, Tenant shall deliver to Landlord a certified copy of a resolution of Tenant’s Board of Directors authorizing such execution or other reasonably acceptable evidence of such authority.

20.1.9 Brokers. Landlord and Tenant respectively represent and warrant to each other that neither of them has consulted or negotiated with any broker or finder with regard to the Premises except Pinnacle Realty, Inc. Each of them will indemnify the other against and hold the other harmless from (i) any claims for fees or commission or (ii) a claim of, or right to lien under the statutes of Washington relating to Real Estate brokers liens, with respect to any such broker other than the broker(s) named in this Section 20.1.9, from anyone with whom either of them has consulted or negotiated with regard to the Premises, except that Landlord shall be solely responsible for payment of a leasing commission to Pinnacle Realty, Inc.

20.1.10 Waiver of Jury Trial and Waiver of Right to Counterclaim. Landlord and Tenant hereby mutually waive any and all rights which either may have to request a jury trial in any action, proceeding or counterclaim (except for those involving personal injury or property damages) arising out of this Lease or Tenant’s occupancy of or right to occupy the Premises in any court of competent jurisdiction.

Tenant further agrees that if Landlord commences any summary proceeding for non-payment of rent or possession of the Premises, Tenant will not interpose and waives all right to interpose any counterclaim of whatever nature in any such proceeding. Tenant further waives any right to remove said summary proceeding to any other court or to consolidate said summary proceeding with any other action, whether brought prior or subsequent to the summary proceeding.

20.1.11 Attachments. The following documents are attached hereto, and such documents, as well as all drawings and documents prepared thereto, shall be deemed to be part hereof: NONE

20.1.12 Limitation of Landlord’s Liability. If Landlord is in default of this Lease, and as a consequence Tenant recovers a money judgment against Landlord, the judgment shall be satisfied only out of the proceeds of sale received on execution of the judgment and levy against the right, title and interest of Landlord in the Premises and out of rent or other income from the Premises receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Premises.

The foregoing provisions are not intended to relieve Landlord from the performance of any of Landlord’s obligations under this Lease, but only to limit the personal liability of Landlord and those owning an interest in Landlord in case of recovery of a judgment against Landlord; nor shall the foregoing be deemed to limit Tenant’s rights to obtain injunctive relief or specific performance or to avail itself of any other right or remedy which may be awarded Tenant by law or under this Lease.

20.1.13 Negation of Partnership. Landlord shall not become or be deemed a partner or joint venturer with Tenant by reason of the provisions of this Lease.

20.1.14 Late Payment of Invoices. Landlord’s failure to provide any invoices, bills, statements, accounting, notices or demands required hereunder with respect to an obligation of Tenant, shall in no way excuse Tenant from such obligation or constitute a waiver of Landlord’s right to bill and collect such obligation.

20.1.15 Survival. Notwithstanding anything contained herein, Tenant shall remain liable after any termination or expiration of this Lease for any damages that arise from a lease violation Tenant committed during the Term of this Lease.

20.2.0 Interpretation of Lease

20.2.1 Section Headings for Convenience Only. The headings of the Articles, Sections and Subsections herein contained are for convenience only and do not necessarily define, limit, describe or construe the contents thereof.

20.2.2 Genders, Plurals, and Illustrative Terms. As used in this Lease, the singular includes the plural and vice versa, and words of any gender used in this Lease shall be held and construed to include any other gender. When used herein, the terms “including” and “includes” and similar words or phrases shall be deemed to be terms of illustration only and not limitation. As used in this Lease, the words “hereof,” “herein,” “hereunder” and words of similar import shall mean and refer to this entire Lease and not to any particular Article, Section, or Subsection of this Lease, unless the context clearly indicates otherwise.

20.2.3 Partial Invalidity. If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be enforced as written to the fullest extent permitted by law. In lieu of each such unenforceable term or provision there shall be added automatically as a part of this Agreement a term or provision as close in meaning to such unenforceable term or provision as may be possible and be enforceable.

20.2.4 Canon of Construction. This Lease was freely and voluntarily negotiated between the parties. Although the printed provisions of this Lease were initially drawn by Landlord or Landlord’s agent, Landlord and Tenant agree that this circumstance shall not create any presumption, canon of construction, or implication favoring the position of either Landlord or Tenant. This Lease has been submitted to the scrutiny of all parties and their counsel if desired or required and the parties agree to hold the author harmless from any liability. Landlord and Tenant agree that the interlineation, obliteration, or deletion of language from this Lease prior to its mutual execution by Landlord and Tenant shall not be construed to have any particular meaning or implication, including, without limitation, any implication that Landlord or Tenant intended to state the opposite of the deleted language. This Lease shall be read as if obliterated or deleted language had never existed and interlineated language had always existed and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration of weight being given to its having been drafted by any party hereto or its counsel.

20.2.5 Entire Agreement. This Lease and the exhibits attached hereto and forming a part hereof, set forth all the final covenants, promises, assurances, agreements, representations, conditions, warranties, statements and understandings (hereinafter collectively referred to as “Representations”) between Landlord and Tenant concerning the Premises, and there are no Representations either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, agreements, representations, promises, warranties, understandings and information conveyed whether oral or in writing, between the parties or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, it has not relied upon any such Representations, no such Representations shall be used in the interpretation or construction of this Lease and Landlord and Landlord’s agent shall have no liability for any consequences arising as a result of any such Representations.

20.2.6 Governing Law. This Lease shall be governed by the laws of the State of Washington.

DATED AS OF THE DATE SET FORTH ABOVE.

LANDLORD:	TENANT: INLAND NORTHWEST BANK

/s/ Harlan D. Douglass	by:	/s/ Randall L. Fewel
HARLAN D. DOUGLASS		RANDALL L. FEWEL

/s/ Maxine H. Douglass	its:	President & CEO
MAXINE H. DOUGLASS

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF SPOKANE	)

I certify that I know or have satisfactory evidence that Harlan D. Douglass and Maxine H. Douglass, are the persons who appeared before me, and said persons acknowledged that they signed this instrument and acknowledged it to be their free and voluntary act for the uses and purposes mentioned in the instrument.

Dated: 4/26/06	/s/ Melinda J. Budweg
(Signature of Notary Public)

Melinda J. Budweg
(Printed Name of Notary Public) My appointment expires: 7-15-2008.

STATE OF WASHINGTON	)
	)	ss.
COUNTY OF SPOKANE	)

I certify that I know or have satisfactory evidence that Randall L. Fewel is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the President and CEO of Inland Northwest Bank to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated: April 24, 2006	/s/ Betty L. Ketchum
(Signature of Notary Public)

Betty L. Ketchum
(Printed Name of Notary Public) My Appointment expires June 1, 2009.